UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015 (August 18, 2015)

SURNA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, the Board of Directors (the “Board”) of Surna, Inc. (the “Company”) amended Article II § 2 of the Company’s bylaws such that the number of directorships may be set by the Board or by an action of the shareholders, and specifying that if not set, the number of directors shall be one (1). Previously, Article II § 2 specified that the number of directors must be not less than one (1) nor more than thirteen (13), but did not specify how that number should be determined. Subsequent to this amendment, the Board of Directors adopted resolutions increasing the number of directorships from two (2) to five (5) and appointing Brandy Keen, Stephen Keen, and Morgan Paxhia to fill the vacant directorships until such time as their successors shall have been elected and qualified.

Ms. Keen has served as the Company’s vice president of sales since July 2014. Ms. Keen co-founded Hydro Innovations, LLC in 2007 and served as its director of operations until its acquisition by the Company in July 2014. Mr. Keen has served as the Company’s vice president of research and development since July 2014. Mr. Keen co-founded Hydro Innovations in 2007, and served as its chief executive officer until its acquisition by the Company in July 2014. Mr. Paxhia has served as managing director of Poseidon Asset Management since January 2014. From October 2013 to July 2015, he was the principal and managing director of Paxhia Investment Management. From June 2009 to November 2013, Mr. Paxhia was an investment counselor with a privately owned registered investment adviser. Previously, Mr. Paxhia worked on the municipal bond desk at UBS in New York City before moving into wealth management as a financial advisor associate with UBS.

None of the directors have yet been appointed to any committees of the Board, nor are any a party to any agreement regarding their service as directors, although the Company anticipates that the Board shall consider compensation of directors at some point.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed above, the Company’s Board amended Article II § 2 of the Company’s bylaws such that the number of directorships may be set by the Board or by an action of the shareholders, and specifying that if not set, the number of directors shall be one (1). Previously, Article II § 2 specified that the number of directors must be between one (1) and thirteen (13) inclusive, but did not specify how that number should be determined. Subsequent to this amendment, the Board adopted resolutions increasing the number of directorships from two (2) to five (5) and appointing Brandy Keen, Stephen Keen, and Morgan Paxhia to fill the vacant directorships until such time as their successors shall have been elected and qualified.

Item 7.01.	Regulation FD.

On August 19, 2015, the Company issued a press release announcing the additions to the board of directors. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.01	Resolution amending Article II § 2 of the Company’s bylaws.

99.1	Press release dated August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA, INC.

Date: August 19, 2015	By:	/s/ Tae Darnell
Tae Darnell, President

EXHIBIT INDEX

Exhibit No.	Description

1.01	Resolution amending Article II § 2 of the Company’s bylaws.

99.1	Press release dated August 19, 2015.